Filed Pursuant to Rule 424(b)(5)

Registration No. 333-160123

PROSPECTUS SUPPLEMENT

(to the Prospectus dated June 19, 2009)

11,111,110 Units Consisting of

One Share of Common Stock and

a Warrant to Purchase Approximately 0.25 of a Share of Common Stock

We are offering 11,111,110 units, consisting of one share of our common stock and a warrant to purchase approximately 0.25 of a share of our common stock in this offering (and the shares of common stock issuable from time to time upon exercise of these warrants) to two institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The purchase price for each unit is $2.70. Investors in the aggregate will receive warrants to purchase 2,777,776 shares of common stock at an exercise price of $3.50 per share. The shares of common stock and the warrants will be issued separately but will be purchased together in the offering.

The warrants will not be listed on any national securities exchange.  Our common stock is quoted on the NYSE Amex under the symbol “INO.” On July 29, 2009, the last reported sale price of our common stock on the NYSE Amex was $3.18.

This investment involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus supplement.

Rodman & Renshaw, LLC acted as the placement agent on this transaction. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below.  This table does not reflect the placement agent fee equal to 5% of the aggregate cash exercise price received by the Company for each warrant share that is exercised, if any.  In addition, we have agreed to issue to Rodman & Renshaw, LLC as placement agent warrants to purchase the number of shares of common stock equal to 3% of the aggregate shares of common stock sold in this offering at an exercise price of 125% of the offering price described herein.

	Per Unit	Total
Offering price	$2.700	$29,999,997
Placement agent fees	$0.135	$1,500,000
Proceeds, before expenses, to Inovio Biomedical Corporation	$2.565	$28,499,997

Delivery of the shares of common stock and warrants being offered under this prospectus supplement is expected to be made to investors on or about August 3, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Rodman & Renshaw

The date of this prospectus supplement is July 29, 2009.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies.  We own the registered trademarks or trademark applications for INOVIO, MEDPULSER, SECTA, DNAVAX, GENESWITCH, GENETRONICS,  PINC, MEDPULSER DNA ELECTROPORATION THERAPY SYSTEM, SynCon, OmniVax, PENNVAX, VGX, LifeTide, CELLECTRA, ChinaVax, among others, and are in the process of registering certain other of our trademarks with the U.S. Patent and Trademark Office.  We also register certain trademarks, tradenames and service marks in countries outside of the United States.  All other trademarks, tradenames and service marks included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to  “the Company,” “we,” “us,” “our” and “Inovio” refer to Inovio Biomedical Corporation, a Delaware corporation.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-5, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision.

About Inovio Biomedical Corporation

Our Business

Inovio Biomedical Corporation is engaged in the discovery, development, and delivery of a new generation of vaccines, called DNA vaccines, focused on cancers and infectious diseases. Our SynCon™ technology enables the design of DNA-based vaccines better-targeted to desired immune system mechanisms and capable of providing cross-protection against evolving, unmatched strains of pathogens such as influenza. Our electroporation DNA delivery technology uses brief, controlled electrical pulses to increase cellular DNA vaccine uptake. Initial human data has shown this method can safely and significantly increase gene expression and immune responses. Our clinical programs include human papillomavirus (“HPV”)/cervical cancer (therapeutic) and human immunodeficiency virus (“HIV”) vaccines. We have also filed an Investigational New Drug application (“IND”) with the FDA for an avian influenza vaccine. Our partners and collaborators include Merck, Tripep, University of Southampton, University of Pennsylvania, and HIV Vaccines Trial Network.

On June 1, 2009 we completed our acquisition of VGX Pharmaceuticals, Inc. (“VGX”) pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated December 8, 2008 (the “Merger Agreement”) by and among Inovio, Inovio’s wholly-owned subsidiary Inovio Acquisition, LLC and VGX (the “Merger”).  We believe the Merger advances our ability to play a leadership role in the discovery, development, and delivery of DNA vaccines.

Inovio’s DNA vaccine programs include:

•                  Phase I clinical study, VGX-3100 HPV/cervical cancer vaccine (Inovio);

•                  Phase I clinical study, PENNVAX-BTM preventive HIV vaccine without electroporation (Inovio, with HIV Vaccines Trial Network);

•                  Phase I clinical study, PENNVAX-BTM therapeutic HIV vaccine without electroporation (Inovio, with University of Pennsylvania);

•                  Phase I clinical study, hTERT vaccine against breast, lung, prostate cancers (Merck; licensed Inovio’s electroporation delivery technology);

•                  Phase I proof-of-concept study, prostate cancer vaccine (University of  Southampton, using Inovio’s electroporation delivery technology);

•                  Phase I proof-of-concept study, hepatitis C virus vaccine (Tripep, using Inovio’s electroporation delivery technology);

•                  IND, awaiting approval: VGX-3400 avian flu vaccine with cross-strain capability (Inovio);

•                  Pre-IND: PENNVAX-B™ preventive HIV vaccine using electroporation (Inovio, with HIV Vaccines Trial Network);

•                  Pre-Clinical: H1N1 influenza DNA vaccines;

•                  Pre-clinical: PENNVAX-GP™ preventive HIV vaccine (Inovio; funded by $23.5 million grant from NIH National Institute of Allergy and Infectious Diseases); and

•                  Pre-clinical: universal influenza vaccine with sufficiently broad cross-strain capability to encompass both seasonal and pandemic-potential influenza strains (Inovio).

Other assets of the Company include:

•                  VGX-1027, a rheumatoid arthritis/type 1 diabetes small molecule drug candidate, which successfully completed a Phase I clinical study and is being prepared for a phase II study;

•                  25% stake in VGX International, a publicly-traded company (Korean Stock Exchange: 011000) with a DNA vaccine manufacturing subsidiary operating in Texas; and

•                  VGX Animal Health, Inc., a majority-owned subsidiary that markets the LifeTideTM animal growth hormone for swine. LifeTide™ is one of only four DNA-based treatments approved for use in animals and is the only DNA-based agent delivered using electroporation that has been granted marketing approval (Australia).

Recent Developments

Influenza A(H1N1) virus is a subtype of influenzavirus A and the most common cause of influenza (flu) in humans.  In June 2009, World Health Organization declared that flu due to a new strain of swine-origin H1N1 was responsible for the 2009 flu pandemic.  On July, 29, 2009, we announced that Inovio’s SynCon™ H1N1 influenza DNA vaccines achieved protection or indications of protection against certain current circulating pandemic swine origin influenza A/H1N1 viruses in animal studies.

In one series of studies, we developed SynCon™ H1N1 influenza DNA vaccines based on certain common or consensus protein sequences among the various H1 subtype of the viral surface protein hemagglutinin (HA),  N1 subtype of the viral surface protein neuraminidase (NA) and the surface exposed portion of the transmembrane protein M2 (m2E).  We conducted vaccination studies in a pig model using the HA,  NA, and m2E  based DNA vaccines.  The humoral or antibody immune response to these DNA vaccines is assessed by the hemagglutination inhibition (HI) assays.  The HI assays are based on the fact that influenza viruses bind to and cause hemagglutination of red blood cells, and the antibodies generated against viral hemagglutinin inhibits the hemagglutination.  A hemagglutination-inhibiting (HI) antibody titer of 1:40 is considered protective against influenza infection.  In an earlier pig model study, we showed that the SynCon™ based H1N1 vaccines (the HA,  NA , and m2E  based DNA vaccines) achieved hemagglutination inhibition (HI) titers above the protection threshold in 100% of the vaccinated animals against an existing swine influenza virus (A/Iowa/35233/1999).  In a continuation of this study, our investigators tested the immune sera for responses against a virus isolated from the current circulating strain of swine origin influenza A/H1N1 (Swine A/Mexico/InDRE4487/2009).  All the pigs immunized with the SynCon™ H1N1 vaccine developed HI titers exceeding the 1:40 titer commonly associated with humoral protective immunity.

In another series of studies, we developed influenza DNA vaccines based on NP and m2E proteins which are less variable amongst the different influenza virus strains.  We conducted vaccination studies in a mouse model using the NP and m2E based DNA vaccines, and assessed the cell-mediated immune response to the vaccination. Inovio investigators immunized the mice with our NP and m2E based DNA vaccines and challenged these animals with a second related strain isolated from the current circulating influenza A/H1N1 (A/Canada/AB/RV1532/2009).  While all mice showed effects of virus challenge as judged by significant weight loss, the vaccinated mice recovered from virus infection-induced morbidity significantly faster compared to the non-immunized control mice.

In an earlier mouse model study (third study), we showed that mice immunized with our SynCon™ H1N1 DNA vaccine containing HA and N P components  provided 100% protection in a lethal challenge study against an unmatched H1N1 virus that caused the 1918 Spanish flu, which killed over 40 million people worldwide.

Our cash balance as of June 30, 2009 was $7,978,608.

Company Information

We were incorporated in Delaware in 2001. Our executive offices are located at 11494 Sorrento Valley Road, San Diego, California 92121, and our telephone number is (858) 597-6006.  We maintain an Internet website at www.inovio.com.  Information contained in or accessible through our website does not constitute part of this prospectus.

The Offering

Common stock offered by us pursuant to this prospectus supplement	11,111,110 shares of common stock.

Warrants offered by us in this offering

Warrants to purchase up to 2,777,776 shares of common stock. Each warrant has an exercise price of $3.50 per share, and is exercisable for a period of six months commencing six months after its issue date. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Placement Agent Warrants

We have agreed to issue to Rodman & Renshaw, LLC as placement agent warrants to purchase the number of shares of common stock equal to 3% of the aggregate shares of common stock sold in this offering at an exercise price of 125% of the offering price described herein. The warrant issued to the placement agent is exercisable for a period of five years commencing six months after its issue date.

Use of proceeds

We intend to use the net proceeds from the sale of the securities under this prospectus supplement for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, manufacturing expenses, and potential acquisitions of companies and technologies that complement our business. See “Use of Proceeds” on page S-24 of this prospectus supplement.

NYSE Amex symbol	INO

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

RISK FACTORS

Investing in our common stock involves a high degree of risk.  In addition to the other information in this prospectus, you should carefully consider the risks described below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 in Item 1A under “Risk Factors,” which is incorporated by reference herein, and as updated in any future filings we make with the SEC that are incorporated by reference herein, which we believe are the material risks we face, before purchasing our common stock.  If any of such risks actually occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected.  As a result, the trading price of our common stock could decline, and you might lose all of your investment.  The risks and uncertainties described below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 in Item 1A under “Risk Factors,” and as updated in any future filings we make with the SEC that are incorporated by reference herein, are not the only ones facing us.  Additional risks and uncertainties, not presently known to us, or that we currently see as immaterial, may also harm our business.  If any of these additional risks and uncertainties occurs, the trading price of our common stock could decline, and you might lose all or part of your investment.

Risks Related to Our Business and Industry

We have incurred losses since inception, expect to incur significant net losses in the foreseeable future and may never become profitable.

We have experienced significant operating losses to date; on a pro forma basis after taking into account the closing of our acquisition of VGX Pharmaceuticals, Inc. (the “Merger”), as of March 31, 2009 our accumulated deficit was approximately $227 million.  To date, we have generated limited revenues, consisting of revenues from the sale of LifeTide™ SW5, or LifeTideTM, which is approved in Australia as a DNA therapy for food animals, license and grant revenue, and interest income.  We expect to continue to incur substantial additional operating losses for at least the next several years as we advance our clinical trials and research and development activities.  We may never successfully commercialize our electroporation-based DNA vaccine delivery technology or vaccine product candidates and thus may never have any significant future revenues or achieve and sustain profitability.

We will need substantial additional capital to develop our electroporation-based DNA vaccine delivery technology and vaccine product candidates and for our future operations.

Conducting the costly and time consuming research, pre-clinical and clinical testing necessary to obtain regulatory approvals and bring our vaccine delivery technology and product candidates to market will require a commitment of substantial funds in excess of our current capital.  Our future capital requirements will depend on many factors, including, among others: the progress of our current and new product development programs; the progress, scope and results of our pre-clinical and clinical testing; the time and cost involved in obtaining regulatory approvals; the cost of manufacturing our products and product candidates; the cost of prosecuting, enforcing and defending against patent infringement claims and other intellectual property rights; competing technological and market developments; and our ability and costs to establish and maintain collaborative and other arrangements with third parties to assist in potentially bringing our products to market.

We have limited cash resources and will need to raise substantial additional capital in order to continue development of our business and to fund our future operations.  Additional financing may not be available on acceptable terms, or at all.  Domestic and international capital markets have been experiencing heightened volatility and turmoil, making it more difficult to raise capital through the issuance of equity securities.  Furthermore, as a result of the recent volatility in the capital markets, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads.  Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases cease to provide, funding to borrowers.  To the extent we are able to raise additional capital through the sale of equity securities or we issue securities in connection with another transaction, the ownership position of existing stockholders could be substantially diluted.  If additional funds are raised through the issuance of preferred stock or debt securities, these securities are likely to have rights, preferences and privileges senior to our common stock and may involve significant fees, interest expense, restrictive covenants and the granting of security interests in our assets.  Fluctuating interest rates could also increase the costs of any debt financing we may obtain.  Raising capital through a licensing or other transaction involving our intellectual property could require us to relinquish valuable intellectual property rights and thereby sacrifice long term value for short-term liquidity.

Our failure to successfully address ongoing liquidity requirements would have a substantially negative impact on our business.  If we are unable to obtain additional capital on acceptable terms when needed, we may need to take actions that adversely affect our business, our stock price and our ability to achieve cash flow in the future, including possibly surrendering our rights to some technologies or product opportunities, delaying our clinical trials or curtailing or ceasing operations.

Our results of operations and liquidity needs could be materially affected by market fluctuations and general economic conditions.

Our results of operations could be materially affected by economic conditions generally, both in the U.S. and elsewhere around the world.  Recently, concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining residential real estate market in the U.S. have contributed to increased volatility and diminished expectations for the economy and the markets going forward.  These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated an economic recession.  Domestic and international capital markets have also been experiencing heightened volatility and turmoil.  These events and the continuing market upheavals may have an adverse effect on us.  In the event of a continuing market downturn, our results of operations could be adversely affected.  Our future cost of equity or debt capital and access to the capital markets could be adversely affected, and our stock price could decline.  There may be disruption in or delay in the performance of our third-party contractors and suppliers.  If our contractors, suppliers and partners are unable to satisfy their contractual commitments, our business could suffer.  In addition, we maintain significant amounts of cash and cash equivalents at one or more financial institutions that are in excess of federally insured limits.  Given the current instability of financial institutions, we may experience losses on these deposits.

We may not successfully integrate the VGX Pharmaceuticals business or realize all of the anticipated benefits of our acquisition of VGX.

On June 1, 2009, we completed the Merger.  To be successful after the Merger, we need to combine and integrate the separate organizations and operations of the two companies.  The combination of two independent companies is a complex, costly, and time-consuming process.  As a result, we must devote significant management attention and resources to integrating the diverse business practices and operations of the two companies.  We may encounter difficulties that could harm the combined businesses, adversely affect our financial condition, and cause our stock price to decline, including the following:

•                  We may have difficulty maintaining employee morale and retaining key managers and other employees as we take steps to combine the personnel and business cultures of two separate organizations into one, and to eliminate duplicate positions and functions;

•                  We may have difficulty preserving important relationships with others, such as strategic partners, customers, and suppliers, who may delay or defer decisions on agreements with us, or seek to change existing agreements with us, because of the Merger;

•                  We may encounter unanticipated issues in integrating complex information technology, communications, and other systems used by the separate companies; and

•                  Our integration efforts will result in significant costs, including costs relating to employees and facilities, and  may result in substantially greater costs and expenses than currently anticipated, and we may identify liabilities of the combined business that were not anticipated.

The integration process may divert the attention of our officers and management from day-to-day operations and disrupt our business, particularly if we encounter these types of difficulties.  We have not previously completed a merger or acquisition comparable in size or scope to this transaction.  The failure of the combined company to meet the challenges involved in the integration process could cause an interruption of, or a loss of momentum in, the activities of the combined company and could seriously harm our results of operations.

Even if the operations of the two organizations are integrated successfully, the combined company may not fully realize the expected benefits of the transaction, including the synergies, cost savings or growth opportunities, whether within the anticipated time frame, or anytime in the future.

We have limited sources of revenue and our success is dependent on our ability to develop our human-use equipment and product candidates.

Other than LifeTideTM, we do not sell any other products and may not have any other products commercially available for several years, if at all.  Our ability to generate future revenues depends heavily on our success in:

•                  developing and securing U.S. and/or foreign regulatory approvals for our product candidates, including securing regulatory approval for conducting clinical trials with product candidates;

•                  developing our electroporation-based DNA delivery technology; and

•                  commercializing any products for which we receive approval from the FDA and foreign regulatory authorities.

Our human-use equipment and product candidates will require extensive additional clinical study and evaluation, regulatory approval in multiple jurisdictions, substantial investment and significant marketing efforts before we generate any revenues from product sales.  We are not permitted to market or promote our human-use equipment and product candidates before we receive regulatory approval from the FDA or comparable foreign regulatory authorities.  If we do not receive regulatory approval for and successfully commercialize any products, we will not generate any revenues from sales of human-use equipment and products, and we may not be able to continue our operations.

None of our vaccine product candidates has been approved for sale, and we may not develop commercially successful vaccine products.

Our vaccine programs are in the early stages of research and development, and currently include vaccine product candidates in discovery, pre-clinical studies and Phase 1 clinical studies.  We must conduct a substantial amount of additional research and development before any regulatory authority will approve any of our vaccine product candidates.  The success of our efforts to develop and commercialize our vaccine product candidates could fail for a number of reasons.  For example, we could experience delays in product development and clinical trials.  Our vaccine product candidates could be found to be ineffective or unsafe, or otherwise fail to receive necessary regulatory clearances.  The products, if safe and effective, could be difficult to manufacture on a large scale or uneconomical to market, or our competitors could develop superior vaccine products more quickly and efficiently or more effectively market their competing products.

We face intense and increasing competition and many of our competitors have significantly greater resources and experience.

Many other companies are pursuing other forms of treatment or prevention for diseases that we target.  For example, many of our competitors are working on developing and testing H5N1, H1N1 and universal influenza vaccines.  Our competitors and potential competitors include large pharmaceutical and medical device companies and more established biotechnology companies.  These companies have significantly greater financial and other resources and greater expertise than us in research and development, securing government contracts and grants to support research and development efforts, manufacturing, pre-clinical and clinical testing, obtaining regulatory approvals and marketing.  This may make it easier for them to respond more quickly than us to new or changing opportunities, technologies or market needs.  Many of these competitors operate large, well-funded research and development programs and have significant products approved or in development.  Small companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical companies or through acquisition or development of intellectual property rights.  Our potential competitors also include academic institutions, governmental agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for product and clinical development and marketing.  Research and development by others may seek to render our technologies or products obsolete or noncompetitive.

If we lose or are unable to secure collaborators or partners, or if our collaborators or partners do not apply adequate resources to their relationships with us, our product development and potential for profitability will suffer.

We have entered into, or may enter into, distribution, co-promotion, partnership, sponsored research and other arrangements for development, manufacturing, sales, marketing and other commercialization activities relating to our products.  For example, we have entered into a license and collaboration agreement with Merck.  The amount and timing of resources applied by our collaborators are largely outside of our control.

Wyeth terminated one of our existing collaboration agreements.  If any of our other current or future collaborators breaches or terminates our agreements, or fails to conduct our collaborative activities in a timely manner, our commercialization of products could be diminished or blocked completely.  It is possible that collaborators will change their strategic focus, pursue alternative technologies or develop alternative products, either on their own or in collaboration with others.  Further, we may be forced to fund programs that were previously funded by our collaborators, and we may not have, or be able to access, the necessary funding.  The effectiveness of our partners, if any, in marketing our products will also affect our revenues and earnings.

We desire to enter into new collaborative agreements.  However, we may not be able to successfully negotiate any additional collaborative arrangements and, if established, these relationships may not be scientifically or commercially successful.  Our success in the future depends in part on our ability to enter into agreements with other highly-regarded organizations.  This can be difficult due to internal and external constraints placed on these organizations.  Some organizations may have insufficient administrative and related infrastructure to enable collaborations with many companies at once, which can extend the time it takes to develop, negotiate and implement a collaboration.  Once news of discussions regarding possible collaborations are known in the medical community, regardless of whether the news is accurate, failure to announce a collaborative agreement or the entity’s announcement of a collaboration with another entity may result in adverse speculation about us, resulting in harm to our reputation and our business.

Disputes could also arise between us and our existing or future collaborators, as to a variety of matters, including financial and intellectual property matters or other obligations under our agreements.  These disputes could be both expensive and time-consuming and may result in delays in the development and commercialization of our products or could damage our relationship with a collaborator.

A small number of licensing partners and government contracts account for a substantial portion of our revenue.

We currently derive a significant portion of our revenue from a limited number of licensing partners and government grants and contracts.  Accordingly, if we fail to sign additional future contracts with major licensing partners and the government, if a contract is delayed or deferred, or if an existing contract expires or is cancelled and we fail to replace the contract with new business, our revenue would be adversely affected.

On a pro forma basis after taking into account the Merger, during the three months ended March 31, 2009 and the year ended December 31, 2008, Merck accounted for approximately 3% and 12%, respectively, of our consolidated revenue, Wyeth accounted for approximately 6% and 16%, respectively, of our consolidated revenue, and our contract with the NIH National Institute of Allergy and Infectious Diseases accounted for approximately 73% and 0%, respectively, of our consolidated revenue.  We expect revenues from Merck to be significantly lower in 2009, as we believe that development activities for Merck will be limited for the foreseeable future.  Development and funding priorities may change, which may lead to the suspension or termination of our relationship with Merck.  Any such suspension or termination would adversely affect our business.  In addition, on July 13, 2009 we received written notice from Wyeth of the termination of its licensing agreement with us, effective 90 days from our receipt of such notice.  Revenue under this agreement had been a material portion of our revenue from collaborative research and development agreements in past periods.

Our quarterly operating results may fluctuate significantly.

We expect our operating results to be subject to quarterly fluctuations.  Our net loss and other operating results will be affected by numerous factors, including:

•                  variations in the level of expenses related to our human-use equipment, product candidates or future development programs;

•                  merger integration expenses;

•                  addition or termination of clinical trials or funding support;

•                  any intellectual property infringement lawsuit in which we may become involved;

•                  any legal claims that may be asserted against us or any of our officers;

•                  regulatory developments affecting our human-use equipment and product candidates or those of our competitors;

•                  our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements; and

•                  if any of our products receives regulatory approval, the levels of underlying demand for our products.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially.  Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially.  We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

If we are unable to obtain FDA approval of our products, we will not be able to commercialize them in the United States.

We need FDA approval prior to marketing our human-use equipment and products in the United States.  If we fail to obtain FDA approval to market our human-use equipment and product candidates, we will be unable to sell our products in the United States, which will significantly impair our ability to generate any revenues.

This regulatory review and approval process, which includes evaluation of pre-clinical studies and clinical trials of our products as well as the evaluation of our manufacturing processes and our third-party contract manufacturers’ facilities, is lengthy, expensive and uncertain.  To receive approval, we must, among other things, demonstrate with substantial evidence from well-controlled clinical trials that our human-use equipment and product candidates are both safe and effective for each indication for which approval is sought.  Satisfaction of the approval requirements typically takes several years and the time needed to satisfy them may vary substantially, based on the type, complexity and novelty of the product.  We do not know if or when we might receive regulatory approvals for our human-use equipment and any of our product candidates currently under development.  Moreover, any approvals that we obtain may not cover all of the clinical indications for which we are seeking approval, or could contain significant limitations in the form of narrow indications, warnings, precautions or contra-indications with respect to conditions of use.  In such event, our ability to generate revenues from such products would be greatly reduced and our business would be harmed.

The FDA has substantial discretion in the approval process and may either refuse to consider our application for substantive review or may form the opinion after review of our data that our application is insufficient to allow approval of our human-use equipment and product candidates.  If the FDA does not consider or approve our application, it may require that we conduct additional clinical, pre-clinical or manufacturing validation studies and submit that data before it will reconsider our application.  Depending on the extent of these or any other studies, approval of any applications that we submit may be delayed by several years, or may require us to expend more resources than we have available.  It is also possible that additional studies, if performed and completed, may not be successful or considered sufficient by the FDA for approval or even to make our applications approvable.  If any of these outcomes occur, we may be forced to abandon one or more of our applications for approval, which might significantly harm our business and prospects.

It is possible that none of our products or any product we may seek to develop in the future will ever obtain the appropriate regulatory approvals necessary for us or our collaborators to commence product sales.  Any delay in obtaining, or an inability to obtain, applicable regulatory approvals would prevent us from commercializing our products, generating revenues and achieving and sustaining profitability.

Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

Clinical testing is expensive and can take many years to complete, and its outcome is uncertain.  Failure can occur at any time during the clinical trial process.  The results of pre-clinical studies and early clinical trials of our products may not be predictive of the results of later-stage clinical trials.  Human-use equipment and product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through pre-clinical studies and initial clinical testing.  The time required to obtain approval by the FDA and similar foreign authorities is unpredictable but typically takes many years following the commencement of clinical trials, depending upon numerous factors.  In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change.  We have not obtained regulatory approval for any human-use products.

Our products could fail to complete the clinical trial process for many reasons, including the following:

•                  we may be unable to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that our human-use equipment and a product candidate is safe and effective for any indication;

•                  the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;

•                  the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials;

•                  we may be unable to demonstrate that our human-use equipment and a product candidate’s clinical and other benefits outweigh its safety risks;

•                  we may be unable to demonstrate that our human-use equipment and a product candidate presents an advantage over existing therapies, or over placebo in any indications for which the FDA requires a placebo-controlled trial;

•                  the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from pre-clinical studies or clinical trials;

•                  the data collected from clinical trials of our product candidates may not be sufficient to support the submission of a new drug application or other submission or to obtain regulatory approval in the United States or elsewhere;

•                  the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of us or third-party manufacturers with which we or our collaborators contract for clinical and commercial supplies; and

•                  the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

Delays in the commencement or completion of clinical testing could result in increased costs to us and delay or limit our ability to generate revenues.

Delays in the commencement or completion of clinical testing could significantly affect our product development costs.  We do not know whether planned clinical trials will begin on time or be completed on schedule, if at all.  In addition, ongoing clinical trials may not be completed on schedule, or at all.  The commencement and completion of clinical trials can be delayed for a number of reasons, including delays related to:

•                  obtaining regulatory approval to commence a clinical trial;

•                  adverse results from third party clinical trials involving gene based therapies and the regulatory response thereto;

•                  reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•                  future bans or stricter standards imposed on gene based therapy clinical trials;

•                  manufacturing sufficient quantities of our human-use equipment and product candidates for use in clinical trials;

•                  obtaining institutional review board, or IRB, approval to conduct a clinical trial at a prospective site;

•                  slower than expected recruitment and enrolment of patients to participate in clinical trials for a variety of reasons, including competition from other clinical trial programs for similar indications;

•                  retaining patients who have initiated a clinical trial but may be prone to withdraw due to side effects from the therapy, lack of efficacy or personal issues, or who are lost to further follow-up; and

•                  collecting, reviewing and analyzing our clinical trial data.

Clinical trials may also be delayed as a result of ambiguous or negative interim results.  In addition, a clinical trial may be suspended or terminated by us, the FDA, the IRB overseeing the clinical trial at issue, any of our clinical trial sites with respect to that site, or other regulatory authorities due to a number of factors, including:

•                  failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;

•                  inspection of the clinical trial operations or trial sites by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;

•                  unforeseen safety issues; and

•                  lack of adequate funding to continue the clinical trial.

If we experience delays in completion of, or if we terminate, any of our clinical trials, the commercial prospects for our human-use equipment and our product candidates may be harmed and our ability to generate product revenues will be delayed.  In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate.  Further, delays in the commencement or completion of clinical trials may adversely affect the trading price of our common stock.

We and our collaborators rely on third parties to conduct our clinical trials.  If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we and our collaborators may not be able to obtain regulatory approval for or commercialize our product candidates.

We and our collaborators have entered into agreements with CROs to provide monitors for and to manage data for our on-going clinical programs.  We and the CROs conducting clinical trials for our human-use equipment and product candidates are required to comply with current good clinical practices, or GCPs, regulations and guidelines enforced by the FDA for all of our products in clinical development.  The FDA enforces GCPs through periodic inspections of trial sponsors, principal investigators and trial sites.  If we or the CROs conducting clinical trials of our product candidates fail to comply with applicable GCPs, the clinical data generated in the clinical trials may be deemed unreliable and the FDA may require additional clinical trials before approving any marketing applications.

If any relationships with CROs terminate, we or our collaborators may not be able to enter into arrangements with alternative CROs.  In addition, these third-party CROs are not our employees, and we cannot control whether or not they devote sufficient time and resources to our on-going clinical programs or perform trials efficiently.  These CROs may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical studies or other drug development activities, which could harm our competitive position.  If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements, or for other reasons, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates.  As a result, our financial results and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenues could be delayed.  Cost overruns by or disputes with our CROs may significantly increase our expenses.

Even if our products receive regulatory approval, they may still face future development and regulatory difficulties.

Even if U.S. regulatory approval is obtained, the FDA may still impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly post-approval studies.   This governmental oversight may be particularly strict with respect to gene based therapies.  Our products will also be subject to ongoing FDA requirements governing the labeling, packaging, storage, advertising, promotion, recordkeeping and submission of safety and other post-market information.  In addition, manufacturers of drug products and their facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with current good manufacturing practices, or cGMP, regulations.  If we or a regulatory agency discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturer or us, including requiring withdrawal of the product from the market or suspension of manufacturing.  If we, our product candidates or the manufacturing facilities for our product candidates fail to comply with applicable regulatory requirements, a regulatory agency may:

•                  issue Warning Letters or untitled letters;

•                  impose civil or criminal penalties;

•                  suspend regulatory approval;

•                  suspend any ongoing clinical trials;

•                  refuse to approve pending applications or supplements to applications filed by us;

•                  impose restrictions on operations, including costly new manufacturing requirements; or

•                  seize or detain products or require us to initiate a product recall.

Even if our products receive regulatory approval in the United States, we may never receive approval or commercialize our products outside of the United States.

In order to market any human-use equipment and product candidates outside of the United States, we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy.  Approval procedures vary among countries and can involve additional product testing and additional administrative review periods.  The time required to obtain approval in other countries might differ from that required to obtain FDA approval.  The regulatory approval process in other countries may include all of the risks detailed above regarding FDA approval in the United States as well as other risks.  Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others.  Failure to obtain regulatory approval in other countries or any delay or setback in obtaining such approval could have the same adverse effects detailed above regarding FDA approval in the United States.  Such effects include the risks that our product candidates may not be approved for all indications requested, which could limit the uses of our product candidates and have an adverse effect on their commercial potential or require costly, post-marketing follow-up studies.

We face potential product liability exposure and, if successful claims are brought against us, we may incur substantial liability.

The use of our human-use equipment and product candidates in clinical trials and the sale of any products for which we obtain marketing approval expose us to the risk of product liability claims.  Product liability claims might be brought against us by consumers, health care providers, pharmaceutical companies or others selling or otherwise coming into contact with our products.  If we cannot successfully defend ourselves against product liability claims, we could incur substantial liabilities.  In addition, regardless of merit or eventual outcome, product liability claims may result in:

•                  decreased demand for our product candidates;

•                  impairment of our business reputation;

•                  withdrawal of clinical trial participants;

•                  costs of related litigation;

•                  distraction of management’s attention from our primary business;

•                  substantial monetary awards to patients or other claimants;

•                  loss of revenues; and

•                  inability to commercialize our products.

We have obtained product liability insurance coverage for our clinical trials, but our insurance coverage may not be sufficient to reimburse us for any expenses or losses we may suffer.  Moreover, insurance coverage is becoming increasingly expensive, and, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability.  On occasion, large judgments have been awarded in class action lawsuits based on products that had unanticipated side effects.  A successful product liability claim or series of claims brought against us could cause our stock price to decline and, if judgments exceed our insurance coverage, could adversely affect our business.

We currently have no marketing and sales organization and have no experience in marketing products.  If we are unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell our products, we may not be able to generate product revenues.

We currently do not have a sales organization for the marketing, sales and distribution of our human-use equipment and product candidates.  In order to commercialize any products, we must build our marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services.  We contemplate establishing our own sales force or seeking third-party partners to sell our products.  The establishment and development of our own sales force to market any products we may develop will be expensive and time consuming and could delay any product launch, and we may not be able to successfully develop this capability.  We will also have to compete with other pharmaceutical and biotechnology companies to recruit, hire, train and retain marketing and sales personnel.  To the extent we rely on third parties to commercialize our approved products, if any, we will receive less revenues than if we commercialized these products ourselves.  In addition, we may have little or no control over the sales efforts of third parties involved in our commercialization efforts.  In the event we are unable to develop our own marketing and sales force or collaborate with a third-party marketing and sales organization, we would not be able to commercialize our product candidates which would negatively impact our ability to generate product revenues.

If any of our products for which we receive regulatory approval does not achieve broad market acceptance, the revenues that we generate from their sales will be limited.

The commercial success of our human-use equipment and product candidates for which we obtain marketing approval from the FDA or other regulatory authorities will depend upon the acceptance of these products by both the medical community and patient population.  Coverage and reimbursement of our product candidates by third-party payors, including government payors, generally is also necessary for optimal commercial success.  The degree of market acceptance of any of our approved products will depend on a number of factors, including:

•                  our ability to provide acceptable evidence of safety and efficacy;

•                  the relative convenience and ease of administration;

•                  the prevalence and severity of any adverse side effects;

•                  limitations or warnings contained in a product’s FDA-approved labeling, including, for example, potential “black box” warnings;

•                  availability of alternative treatments;

•                  pricing and cost effectiveness;

•                  the effectiveness of our or any future collaborators’ sales and marketing strategies;

•                  our ability to obtain sufficient third-party coverage or reimbursement; and

•                  the willingness of patients to pay out of pocket in the absence of third-party coverage.

If our human-use equipment and product candidates are approved but do not achieve an adequate level of acceptance by physicians, health care payors and patients, we may not generate sufficient revenue from these products, and we may not become or remain profitable.  In addition, our efforts to educate the medical community and third-party payors on the benefits of our product candidates may require significant resources and may never be successful.

We are subject to uncertainty relating to reimbursement policies which, if not favorable to our product candidates, could hinder or prevent our products’ commercial success.

Our ability to commercialize our human-use equipment and product candidates successfully will depend in part on the extent to which governmental authorities, private health insurers and other third-party payors establish appropriate coverage and reimbursement levels for our product candidates and related treatments.  As a threshold for coverage and reimbursement, third-party payors generally require that drug products have been approved for marketing by the FDA.  Third-party payors also are increasingly challenging the effectiveness of and prices charged for medical products and services.  We may not be able to obtain third-party coverage or reimbursement for our products in whole or in part.

Healthcare reform measures could hinder or prevent our products’ commercial success.

Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in health care systems to contain health care costs and improve quality.  While reform proposals often involve expanding coverage to more individuals, health care reform may also involve increased government price controls, additional regulatory mandates and other measures designed to lower medical and pharmaceutical costs.  Within the United States, the pharmaceutical industry has been a particular focus of both the U.S. Congress, as well as state governments.  Proposed reforms include, but are not limited to, increasing regulation of pharmaceutical representatives, restricting direct to consumer advertising and off-label uses, limiting manufacturers’ access to marketing data, requiring greater reliance on comparative effectiveness reviews of competing drugs, increasing use of electronic prescribing and authorizing the re-importation of drugs from Canada and other foreign countries to lower pharmaceutical costs to U.S. consumers.

The continuing efforts of the government, insurance companies, managed care organizations and other payors of health care services to contain or reduce costs of health care may adversely affect:

•                  our ability to set a price we believe is fair for our products;

•                  our ability to generate revenues and achieve or maintain profitability; and

•                  the availability of capital.

If we fail to comply with applicable healthcare regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

Certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights may be applicable to our business.  We could be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business, without limitation.  The laws that may affect our ability to operate include:

•                  the federal healthcare program Anti-Kickback Statute, which prohibits, among other things, persons from soliciting, receiving or providing remuneration, directly or indirectly, to induce either the referral of an individual, for an item or service or the purchasing or ordering of a good or service, for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs;

•                  federal false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent, and which may apply to entities like us which promote pharmaceutical products and may provide coding and billing advice to customers;

•                  the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which prohibits executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters and which also imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information;

•                  the Federal Food, Drug, and Cosmetic Act, which among other things, strictly regulates drug product marketing, prohibits manufacturers from marketing drug products for off-label use and regulates the distribution of drug samples; and

•                  state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers, and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Additionally, the compliance environment is changing, with more states, such as California and Massachusetts, mandating implementation of compliance programs, compliance with industry ethics codes, and spending limits, and other states, such as Vermont, Maine, and Minnesota requiring reporting to state governments of gifts, compensation, and other remuneration to physicians.  Federal legislation, the Physician Payments Sunshine Act of 2009, has been proposed and is moving forward in Congress.  This legislation would require disclosure to the federal government of payments to physicians.  These laws all provide for penalties for non-compliance.  The shifting regulatory environment, along with the requirement to comply with multiple jurisdictions with different compliance and/or reporting requirements, increases the possibility that a company may run afoul of one or more laws.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and the curtailment or restructuring of our operations.  Any penalties, damages, fines, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results.  Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.  Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

If we and the contract manufacturers upon whom we rely fail to produce our systems and product candidates in the volumes that we require on a timely basis, or fail to comply with stringent regulations applicable to pharmaceutical drug manufacturers, we may face delays in the development and commercialization of our human-use equipment and product candidates.

We manufacture some components of our electroporation systems and utilize the services of contract manufacturers to manufacture the remaining components of these systems and our product supplies for clinical trials.  The manufacture of our systems and product supplies requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls.  Manufacturers often encounter difficulties in production, particularly in scaling up for commercial production.  These problems include difficulties with production costs and yields, quality control, including stability of the equipment and product candidates and quality assurance testing, shortages of qualified personnel, as well as compliance with strictly enforced federal, state and foreign regulations.  If we or our manufacturers were to encounter any of these difficulties or our manufacturers otherwise fail to comply with their obligations to us, our ability to provide our human-use equipment to our partners and products to patients in our clinical trials or to commercially launch a product would be jeopardized.  Any delay or interruption in the supply of clinical trial supplies could delay the completion of our clinical trials, increase the costs associated with maintaining our clinical trial program and, depending upon the period of delay, require us to commence new trials at significant additional expense or terminate the trials completely.

In addition, all manufacturers of our products must comply with cGMP requirements enforced by the FDA through its facilities inspection program.  These requirements include, among other things, quality control, quality assurance and the generation and maintenance of records and documentation.  Manufacturers of our products may be unable to comply with these cGMP requirements and with other FDA, state and foreign regulatory requirements.  We have little control over our manufacturers’ compliance with these regulations and standards.  A failure to comply with these requirements may result in fines and civil penalties, suspension of production, suspension or delay in product approval, product seizure or recall, or withdrawal of product approval.  If the safety of any product is compromised due to our or our manufacturers’ failure to adhere to applicable laws or for other reasons, we may not be able to obtain regulatory approval for or successfully commercialize our products, and we may be held liable for any injuries sustained as a result.  Any of these factors could cause a delay of clinical trials, regulatory submissions, approvals or commercialization of our products, entail higher costs or result in our being unable to effectively commercialize our products.  Furthermore, if our manufacturers fail to deliver the required commercial quantities on a timely basis, pursuant to provided specifications and at commercially reasonable prices, we may be unable to meet demand for our products and would lose potential revenues.

Our failure to successfully acquire, develop and market additional product candidates or approved products would impair our ability to grow.

We may acquire, in-license, develop and/or market additional products and product candidates.  The success of these actions depends partly upon our ability to identify, select and acquire promising pharmaceutical product candidates and products.

The process of proposing, negotiating and implementing a license or acquisition of a product candidate or approved product is lengthy and complex.  Other companies, including some with substantially greater financial, marketing and sales resources, may compete with us for the license or acquisition of product candidates and approved products.  We have limited resources to identify and execute the acquisition or in-licensing of third-party products, businesses and technologies and integrate them into our current infrastructure.  Moreover, we may devote resources to potential acquisitions or in-licensing opportunities that are never completed, or we may fail to realize the anticipated benefits of such efforts.  We may not be able to acquire the rights to additional product candidates on terms that we find acceptable, or at all.

In addition, future acquisitions may entail numerous operational and financial risks, including:

•                  exposure to unknown liabilities;

•                  disruption of our business and diversion of our management’s time and attention to develop acquired products or technologies;

•                  incurrence of substantial debt or dilutive issuances of securities to pay for acquisitions;

•                  higher than expected acquisition and integration costs;

•                  increased amortization expenses;

•                  difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel;

•                  impairment of relationships with key suppliers or customers of any acquired businesses due to changes in management and ownership; and

•                  inability to retain key employees of any acquired businesses.

Further, any product candidate that we acquire may require additional development efforts prior to commercial sale, including extensive clinical testing and approval by the FDA and applicable foreign regulatory authorities.  All product candidates are prone to risks of failure typical of product development, including the possibility that a product candidate will not be shown to be sufficiently safe and effective for approval by regulatory authorities.

Our business involves the use of hazardous materials and we and our third-party manufacturers must comply with environmental laws and regulations, which can be expensive and restrict how we do business.

Our and our third-party manufacturers’ activities involve the controlled storage, use and disposal of hazardous materials, including the components of our product candidates and other hazardous compounds.  We and our manufacturers are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials.  In the event of an accident, state or federal authorities may curtail the use of these materials and interrupt our business operations.  If we are subject to any liability as a result of our or our third-party manufacturers’ activities involving hazardous materials, our business and financial condition may be adversely affected.

We may be subject to stockholder litigation, which would harm our business and financial condition.

We may have actions brought against us by stockholders relating to the Merger, past transactions, changes in our stock price or other matters.  Any such actions could give rise to substantial damages, and thereby have a material adverse effect on our consolidated financial position, liquidity, or results of operations.  Even if an action is not resolved against us, the uncertainty and expense associated with stockholder actions could harm our business, financial condition and reputation.  Litigation can be costly, time-consuming and disruptive to business operations.  The defense of lawsuits could also result in diversion of our management’s time and attention away from business operations, which could harm our business.

If we are unable to attract and retain key personnel and advisors, it may adversely affect our ability to obtain financing, pursue collaborations or develop or market our product candidates.

To pursue our business strategy, we will need to attract and retain qualified scientific personnel and managers, including personnel with expertise in clinical trials, government regulation, manufacturing, marketing and other areas.  Competition for qualified personnel is intense among companies, academic institutions and other organizations.  If we are unable to attract and retain key personnel and advisors, it may negatively affect our ability to successfully develop, test, commercialize and market our products and product candidates.

Risks Related to Our Intellectual Property

It is difficult and costly to protect our intellectual property and our proprietary technologies, and we may not be able to ensure their protection.

Our commercial success will depend in part on obtaining and maintaining patent, trademark, trade secret, and other intellectual property protection relating to our human-use equipment and product candidates, as well as successfully defending these intellectual property rights against third-party challenges.

The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions for which some important legal principles are ever evolving.  There is much inconsistency in the breadth of claims allowed in biotechnology patents to date in the United States.  The biotechnology patent situation outside the United States can be even more uncertain depending on the country.  Changes in either the patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property.  Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our licensed patents, our patents or in third-party patents, nor can we predict the likelihood of our patents surviving a patent validity challenge.

The degree of future protection for our intellectual property rights is uncertain, because legal decisionmaking can be unpredictable, thereby often times resulting in limited protection, which may not adequately protect our rights or permit us to gain or keep our competitive advantage.  For example:

•                  we, or the parties from whom we have acquired or licensed patent rights, may not have been the first to file the underlying patent applications or the first to make the inventions covered by such patents;

•                  the named inventors or co-inventors of patents or patent applications that we have licensed or acquired may be incorrect, which may give rise to disputes or invalidate the patents;

•                  others may independently develop similar or alternative technologies or duplicate any of our products or technologies that may not be covered by our patents, or they may design around our patents;

•                  pending patent applications may not result in issued patents;

•                  the issued patents covering our products and technologies may not provide us with any competitive advantages;

•                  the issued patents may be challenged and invalidated, or rendered unenforceable;

•                  the issued patents may be subject to reexamination, which could result in a narrowing of the scope of claims or cancellation of claims found unpatentable;

•                  we may not develop or acquire additional proprietary technologies that are patentable;

•                  our trademarks may be invalid or subject to a third party’s prior use; or

•                  our ability to enforce our patent rights will depend on our ability to detect infringement, and litigation to enforce patent rights may not be pursued due to significant financial costs, diversion of resources, and unpredictability of a favorable result or ruling.

We depend, in part, on our licensors and collaborators to protect a portion of our intellectual property rights.  In such cases, our licensors and collaborators may be primarily or wholly responsible for the maintenance of patents and prosecution of patent applications relating to important areas of our business.  If any of these parties fail to adequately protect these products with issued patents, our business and prospects would be harmed significantly.

We also may rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable.  However, trade secrets are difficult to protect.  Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our trade secrets to competitors.  Enforcing a claim that a third-party entity illegally obtained and is using any of our trade secrets is expensive and time consuming, and the outcome is unpredictable.  In addition, courts outside the United States are sometimes less willing to protect trade secrets.  Moreover, our competitors may independently develop equivalent knowledge, methods and know-how.

If we or our licensors fail to obtain or maintain patent protection or trade secret protection for our product candidates or our technologies, third parties could use our proprietary information, which could impair our ability to compete in the market and adversely affect our ability to generate revenues and attain profitability.

If we are sued for infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in that litigation would have a material adverse effect on our business.

Other companies may have or may acquire intellectual property rights that could be enforced against us.  If they do so, we may be required to alter our technologies, pay licensing fees or cease activities.  If our products or technologies infringe the intellectual property rights of others, they could bring legal action against us or our licensors or collaborators claiming damages and seeking to enjoin any activities that they believe infringe their intellectual property rights.

Because patent applications can take many years to issue, there may be currently pending applications unknown to us or reissue applications that may later result in issued patents upon which our products or technologies may infringe.  There could also be existing patents of which we are unaware that our products or technologies may infringe.  In addition, if third parties file patent applications or obtain patents claiming products or technologies also claimed by us in pending applications or issued patents, we may have to participate in interference proceedings in the U.S. Patent and Trademark Office to determine priority of invention.  If third parties file oppositions in foreign countries, we may also have to participate in opposition proceedings in foreign tribunals to defend the patentability of our filed foreign patent applications.

If a third party claims that we infringe its intellectual property rights, it could cause our business to suffer in a number of ways, including:

•                  we may become involved in time-consuming and expensive litigation, even if the claim is without merit, the third party’s patent is ultimately invalid or we are ultimately found to have not infringed;

•                  we may become liable for substantial damages for past infringement if a court decides that our technologies infringe upon a third party’s patent;

•                  we may be ordered by a court to stop making, selling or licensing our products or technologies without a license from a patent holder, which may not be available on commercially acceptable terms, if at all, or which may require us to pay substantial royalties or grant cross-licenses to our patents; and

•                  we may have to redesign our products so that they do not infringe upon others’ patent rights, which may not be possible or could require substantial investment or time.

If any of these events occur, our business could suffer and the market price of our common stock may decline.

Risks Related to Our Common Stock

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an assumed offering price to the public of $2.70 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $2.07 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Conversion of the convertible subordinated promissory notes will significantly dilute the ownership interest of existing stockholders, and future sales of our common stock could cause our stock price to decline.

The conversion of some or all of the convertible subordinated promissory notes would significantly dilute the ownership interests of existing stockholders.  Any sales in the public market, or the perception that these sales may occur, of the common stock issuable upon conversion of the notes or of the common stock issued in connection with the Merger could adversely affect prevailing market prices of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

The price of our common stock is expected to be volatile and an investment in our common stock could decline substantially in value.

In light of our small size and limited resources, as well as the uncertainties and risks that can affect our business and industry, our stock price is expected to be highly volatile and can be subject to substantial drops, with or even in the absence of news affecting our business.  The following factors, in addition to the other risk factors described in this prospectus, and the potentially low volume of trades in our common stock, may have a significant impact on the market price of our common stock, some of which are beyond our control:

•                  developments concerning any research and development, studies, clinical trials, manufacturing, and marketing efforts or collaborations;

•                  our announcement of significant acquisitions, strategic collaborations, joint ventures or capital commitments;

•                  fluctuations in our operating results

•                  announcements of technological innovations;

•                  new products or services that we or our competitors offer;

•                  the initiation, conduct and/or outcome of intellectual property and/or litigation matters;

•                  changes in financial or other estimates by securities analysts or other reviewers or evaluators of our business;

•                  conditions or trends in bio-pharmaceutical or other healthcare industries;

•                  regulatory developments in the United States and other countries;

•                  negative perception of gene based therapy;

•                  changes in the economic performance and/or market valuations of other biotechnology and medical device companies;

•                  additions or departures of key personnel;

•                  sales or other transactions involving our common stock;

•                  global unrest, terrorist activities, and economic and other external factors; and

•                  catastrophic weather and/or global disease pandemics.

The stock market in general has recently experienced relatively large price and volume fluctuations.  In particular, the market prices of securities of smaller biotechnology and medical device companies have experienced dramatic fluctuations that often have been unrelated or disproportionate to the operating results of these companies.  Continued market fluctuations could result in extreme volatility in the price of the common stock, which could cause a decline in the value of the common stock.  In addition, price volatility may increase if the trading volume of our common stock remains limited or declines.

Our common stock may be delisted from the NYSE Amex.

Our common stock may be delisted from the NYSE Amex for our failure to comply with the applicable listing requirements.  Such an action may reduce the liquidity of, and may adversely affect the price of, our common stock.

Anti-takeover provisions under our charter documents and Delaware law could delay or prevent a change of control which could limit the market price of our common stock.

Our amended and restated certificate of incorporation contains provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable.  Some of these provisions include:

•                  the authority of our board of directors to issue shares of undesignated preferred stock and to determine the rights, preferences and privileges of these shares, without stockholder approval;

•                  all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent; and

•                  the elimination of cumulative voting.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporate Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock.  These and other provisions in our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors, including to delay or impede a merger, tender offer or proxy contest involving our company.  Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock to decline.

We have never paid cash dividends on our common stock and we do not anticipate paying dividends in the foreseeable future.

We have paid no cash dividends on our common stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business.  In addition, the terms of any future debt or credit facility may preclude or limit our ability to pay any dividends.  As a result, capital appreciation, if any, of our common stock will be your sole source of potential gain for the foreseeable future.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934.  These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  These forward-looking statements include, but are not limited to, those concerning the following:

•                  our expectations regarding our future operating results or financial performance;

•                  our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

•                  the timing and success of our regulatory submissions;

•                  our ability to commercialize and achieve market acceptance of new products that we may develop;

•                  our ability to successfully acquire and integrate VGX Pharmaceuticals, Inc. and other businesses into our operations;

•                  our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; and

•                  our estimates regarding the sufficiency of our cash resources.

In some cases, you can identify forward-looking statements by terms such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions.  Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors.  Actual events or results may differ from the expectations set forth herein as a result of a number of factors, including uncertainties inherent in clinical trials and product development programs (including, but not limited to, the fact that pre-clinical and clinical results referenced in this prospectus supplement may not be indicative of results achievable in other trials or for other indications, that results from one study may not necessarily be reflected or supported by the results of other similar studies and that results from an animal study may not be indicative of results achievable in human studies), the availability of funding to support continuing research and studies in an effort to prove safety and efficacy of electroporation technology as a delivery mechanism or develop viable DNA vaccines, the availability or potential availability of alternative therapies or treatments for the conditions targeted by us or our collaborators, including alternatives that may be more efficacious or cost-effective than any therapy or treatment that we and our collaborators hope to develop, evaluation of potential opportunities, issues involving patents and whether they or licenses to them will provide us with meaningful protection from others using the covered technologies, whether such proprietary rights are enforceable or defensible or infringe or allegedly infringe on rights of others or can withstand claims of invalidity and whether the combined company can finance or devote other significant resources that may be necessary to prosecute, protect or defend them, the level of corporate expenditures, assessments of the companies’ combined technology by potential corporate or other partners or collaborators, capital market conditions, our ability to successfully integrate Inovio and VGX Pharmaceuticals, the impact of government healthcare proposals, our ability to maintain listing of our common stock under the rules and regulations of the NYSE Amex and other factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2008, our Form 10-Q for the three months ended March 31, 2009, and other regulatory filings from time to time, including our current report on Form 8-K reporting the closing of the merger transaction with VGX Pharmaceuticals, Inc. There can be no assurance that any product in Inovio’s pipeline will be successfully developed or manufactured, that final results of clinical studies will be supportive of regulatory approvals required to market licensed products, or that any of the forward-looking information provided herein will be proven accurate. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements.  Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made.  You should carefully read both this prospectus supplement, the accompanying prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We expect the net proceeds from this offering to be up to approximately $28,450,000 after deducting the placement agent fees, as described in “Plan of Distribution,” and other estimated offering expenses payable by us, which include legal, accounting and printing fees. We intend to use the net proceeds from the sale of the securities under this prospectus supplement for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, manufacturing expenses, and potential acquisitions of companies and technologies that complement our business.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION

Our net tangible book value on March 31, 2009 was approximately $6,186,330, or approximately $0.14 per share of common stock. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date. Without taking into account any other changes in the net tangible book value after March 31, 2009, other than to give effect to our receipt of the estimated net proceeds from the sale of 11,111,110 shares of common stock at an offering price of $2.70 per share (preliminarily attributing no value to the warrant included with each share of our Common Stock), less the placement agent fees and our estimated offering expenses, our net tangible book value as of March 31, 2009, after giving effect to the items above, would have been approximately $34,636,327, or $0.63 per share. This represents an immediate increase in the net tangible book value of $0.49 per share to existing stockholders and an immediate dilution of $2.07 per share to new investors. The following table illustrates this per share dilution:

Offering price per share of common stock		$2.70
Net tangible book value per share as of March 31, 2009	$0.14
Increase in net tangible book value per share attributable to the offering	$0.49
Pro forma net tangible book value per share as of March 31, 2009, after giving effect to the offering		$0.63
Dilution per share to new investors in the offering		$2.07

The above table is based on 44,060,550 shares of common stock outstanding as of March 31, 2009, and excludes, as of that date:

•                  4,732,527 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $2.29 per share;

•                  6,803,675 shares of common stock which may be issued upon conversion of outstanding warrants;

•                  121,250 shares of common stock available for future grant under our 2007 Omnibus Incentive Plan;

•                  4,788,100 shares of common stock which may be issued upon conversion of outstanding subordinated convertible promissory notes;

•                  104,409 shares of common shares which may be issued upon conversion of 43 shares of Series C Preferred Shares; and

•                  3,111,109 shares of common stock issuable upon the exercise of warrants to be issued in this offering.

To the extent that any of these options or warrants are exercised, restricted stock units are settled, new options are issued under our 2007 Omnibus Incentive Plan or we issue additional shares of common stock in the future, there will be further dilution to new investors.

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement, dated as of July 29, 2009, with Rodman & Renshaw, LLC. Subject to the terms and conditions contained in the placement agency agreement, Rodman & Renshaw, LLC has agreed to act as placement agent in connection with the sale of up to an aggregate of 11,111,110 shares of our common stock and warrants to purchase up to an aggregate of 2,777,776 of our common stock in this offering. The placement agent is not purchasing or selling any securities by this prospectus supplement and the accompanying prospectus, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities in this offering.

The placement agency agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from our counsel and us.

We currently anticipate that the closing of the sale of 11,111,110 shares of our common stock and warrants to purchase up to 2,777,776 shares of our common stock will take place on or about August 3, 2009. On the closing date, the following will occur:

•                  we will receive funds in the amount of the aggregate purchase price; and

•                  the placement agent will receive the placement agent fee in accordance with the terms of the placement agency agreement.

The placement agent proposes to arrange for the sale to one or more purchasers of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.

We have agreed to pay the placement agent a fee equal to 5% of the gross proceeds from the sale of units in this offering, plus 5% of the gross proceeds we receive, if any, from the exercise of the warrants. Pursuant to a requirement by the Financial Industry Regulation Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8.0% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415. The following table shows the per share and total fees we will pay to the placement agent in connection with the sale of the units offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the units offered hereby. This table does not reflect the placement agent fee equal to 5% of the aggregate cash exercise price received by the Company for each warrant share that is exercised, if any.

Per share placement agent fees	$0.135
Maximum offering total	$1,500,000

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

The placement agent warrants to be issued to Rodman & Renshaw at closing and the shares that may be acquired on exercise of those warrants are restricted from transfer for a period of six months following closing as provided by FINRA Rule 5110(g).

We have agreed to indemnify the placement agent and certain other persons against certain liabilities under the Securities Act. We have also agreed to contribute to payments the placement agent and the purchasers may be required to make in respect of such liabilities.

A copy of the placement agency agreement is included as an exhibit to our Current Report on Form 8-K filed on July 30, 2009 in connection with this offering.

The placement agent has informed us that it will not engage in over allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

The transfer agent for our common stock is Computershare Investor Services Inc.

Our Common Stock is traded on the NYSE Amex under the symbol “INO.”

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Morrison & Foerster LLP, San Diego, California. The placement agent is being represented in connection with this offering by Weinstein Smith, New York, New York.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of the securities covered by this prospectus supplement (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 31, 2009;

•                  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 filed with the SEC on May 14, 2009;

•                  our Proxy Statement on Schedule 14A filed with the SEC on July 10, 2009;

•                  our Current Reports on Form 8-K filed with the SEC on February 6, 2009, March 26, 2009, March 31, 2009, April 8, 2009, May 1, 2009, May 18, 2009, June 2, 2009 (as amended by a Form 8-K/A filed on June 16, 2009) and July 17, 2009; and

•                  the description of our capital stock contained in our registration statement filed under Section 12 of the Exchange Act, as modified by our Current Report on Form 8-K filed June 18, 2009.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and before termination of this offering.  Information in any such future filings updates and supplements the information provided in this prospectus.  Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC’s website. You may also access our website at www.inovio.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus supplement or the accompanying prospectus or into such documents). Such requests may be directed to:

Inovio Biomedical Corporation

Attention: Investor Relations

11494 Sorrento Valley Road

San Diego, California, 92121

Telephone (858) 597-6006

In accordance with Section 412 of the Exchange Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

INOVIO BIOMEDICAL CORPORATION

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer up to $75,000,000 of any combination of the securities described in this prospectus, either individually or in units.  We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is traded on the NYSE Amex under the symbol “INO.” On June 18, 2009, the last reported sale price of our common stock on the NYSE Amex was $0.86.  The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE Amex or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

On June 18, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $53 million.  We have not previously offered pursuant to General Instruction I.B.6. of Form S-3 any securities during the prior twelve calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 19, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process.  Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $75,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.  We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you.  We have not authorized anyone to provide you with different information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you.  You must not rely on any unauthorized information or representation.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

INOVIO BIOMEDICAL CORPORATION

Inovio Biomedical Corporation is engaged in the discovery, development, and delivery of a new generation of vaccines, called DNA vaccines, focused on cancers and infectious diseases. Our SynCon™ technology enables the design of DNA-based vaccines better-targeted to desired immune system mechanisms and capable of providing cross-protection against evolving, unmatched strains of pathogens such as influenza. Our electroporation DNA delivery technology uses brief, controlled electrical pulses to increase cellular DNA vaccine uptake. Initial human data has shown this method can safely and significantly increase gene expression and immune responses. Our clinical programs include HPV/cervical cancer (therapeutic) and HIV vaccines. We have also filed an IND with the FDA for an avian influenza vaccine. Our partners and collaborators include Merck, Tripep, University of Southampton, University of Pennsylvania, and HIV Vaccines Trial Network.

On June 1, 2009 we completed our acquisition of VGX Pharmaceuticals, Inc. (“VGX”) pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated December 8, 2008 (the “Merger Agreement”) by and among Inovio, Inovio’s wholly-owned subsidiary Inovio Acquisition, LLC and VGX (the “Merger”).  We believe the Merger advances our ability to play a leadership role in the discovery, development, and delivery of DNA vaccines.

Inovio’s DNA vaccine programs currently include:

•                  Phase I clinical study, VGX-3100 HPV/cervical cancer vaccine (Inovio)

•                  Phase I clinical study, PENNVAX-BTM preventive HIV vaccine without electroporation (Inovio, with HIV Vaccines Trial Network)

•                  Phase I clinical study, PENNVAX-BTM therapeutic HIV vaccine without electroporation (Inovio, with University of Pennsylvania)

•                  Phase I clinical study, hTERT vaccine against breast, lung, prostate cancers (Merck; licensed Inovio’s electroporation delivery technology)

•                  Phase I proof-of-concept study, prostate cancer vaccine (University of  Southampton, using Inovio’s electroporation delivery technology)

•                  Phase I proof-of-concept study, hepatitis C virus vaccine (Tripep, using Inovio’s electroporation delivery technology)

•                  IND, awaiting approval: VGX-3400 avian flu vaccine with cross-strain capability (Inovio)

•                  Pre-IND: PENNVAX-B™ preventive HIV vaccine using electroporation (Inovio, with HIV Vaccines Trial Network)

•                  Pre-clinical: PENNVAX-GP™ preventive HIV vaccine (Inovio; funded by $23.5 million grant from NIH National Institute of Allergy and Infectious Diseases)

•                  Pre-clinical: universal influenza vaccine with sufficiently broad cross-strain capability to encompass both seasonal and pandemic-potential influenza strains (Inovio)

Other assets of the company currently include:

•                  VGX-1027, a rheumatoid arthritis/type 1 diabetes small molecule drug candidate, which successfully completed a Phase I clinical study and is being prepared for a phase II study.

•                  25% stake in VGX International, a publicly-traded company (Korean Stock Exchange: 011000) with a DNA vaccine manufacturing subsidiary operating in Texas.

•                  VGX Animal Health, Inc., a majority-owned subsidiary that markets the LifeTideTM animal growth hormone for swine. LifeTide™ is one of only four DNA-based treatments approved for use in animals and is the only DNA-based agent delivered using electroporation that has been granted marketing approval (Australia).

Our executive offices are located at 11494 Sorrento Valley Road, San Diego, California 92121, and our telephone number is (858) 597-6006.  We maintain an Internet website at www.inovio.com.  Information contained in or accessible through our website does not constitute part of this prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” and “Inovio” refer to Inovio Biomedical Corporation, a Delaware corporation.  We own the registered trademarks or trademark applications for INOVIO, MEDPULSER, SECTA, DNAVAX, GENESWITCH, GENETRONICS,  PINC, MEDPULSER DNA ELECTROPORATION THERAPY SYSTEM, SynCon, OmniVax, PENNVAX, VGX, LifeTide, CELLECTRA, ChinaVax, among others, and are in the process of registering certain other of our trademarks with the U.S. Patent and Trademark Office.  We also register certain trademarks, tradenames and service marks in countries outside of the United States.  All other trademarks, tradenames and service marks included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus, are the property of their respective owners.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.  Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934.  These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  These forward-looking statements include, but are not limited to, those concerning the following:

•                  our expectations regarding our future operating results or financial performance;

•                  our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

•                  the timing and success of our regulatory submissions;

•                  our ability to commercialize and achieve market acceptance of new products that we may develop;

•                  our ability to successfully acquire and integrate VGX Pharmaceuticals, Inc. and other businesses into our operations;

•                  our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; and

•                  our estimates regarding the sufficiency of our cash resources.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions.  Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors.  Risk factors that could cause actual results to differ from those contained in the forward-looking statements include but are not limited to: our history of losses; our future capital needs; our ability to integrate our acquisition of VGX Pharmaceuticals, Inc.; limited sources of revenue; the loss, or inability to secure, collaborators or partners; reliance on a small number of licensing partners and government contracts; fluctuations in quarterly operating results; our ability to obtain FDA approval of our electroporation systems and product candidates; the length and expense of clinical trials; delays in the commencement or completion of clinical trials; reliance on third parties to conduct clinical trials; the failure of our products to achieve broad acceptance; our failure to successfully compete; our failure to comply with government regulation; the loss of key members of our management team; our failure to protect our intellectual property; our exposure to intellectual property and product liability claims; changes in government policies and other risks, uncertainties and other important factors that we discuss in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC.  Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements.  Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made.  You should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $75,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•                  designation or classification;

•                  aggregate principal amount or aggregate offering price;

•                  maturity, if applicable;

•                  original issue discount, if any;

•                  rates and times of payment of interest or dividends, if any;

•                  redemption, conversion, exercise, exchange or sinking fund terms, if any;

•                  ranking;

•                  restrictive covenants, if any;

•                  voting or other rights, if any;

•                  conversion prices, if any; and

•                  important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers.  We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities.  If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•                  the names of those agents or underwriters;

•                  applicable fees, discounts and commissions to be paid to them;

•                  details regarding over-allotment options, if any; and

•                  the net proceeds to us.

Common Stock.  We may issue shares of our common stock from time to time.  The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights.  Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds.  Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Preferred Stock.  We may issue shares of our preferred stock from time to time, in one or more series.  Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

If we sell any series of preferred stock under this prospectus, we will fix the designations, powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series.  We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities.  We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  The senior debt securities will rank equally with any other unsecured and unsubordinated debt.  The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness.  Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee.  In this prospectus, we have summarized certain general features of the debt securities.  We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.  Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants.  We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series.  We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.  In this prospectus, we have summarized certain general features of the warrants.  We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.  We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered.

We will evidence each series of warrants by warrant certificates that we will issue.  Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent.  We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units.  We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination.  In this prospectus, we have summarized certain general features of the units.  We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue.  Units may be issued under a unit agreement that we enter into with a unit agent.  We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for research and development and general corporate purposes.  We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own.  Pending these uses, we expect to invest the net proceeds in short-term, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.  As of June 14, 2009, there were:

•                  85,713,967 shares of common stock outstanding; and

•                  71 shares of Series C Cumulative Convertible Preferred Stock outstanding.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law.  This information is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, amended and restated bylaws and the Delaware General Corporation Law.  For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information.”

Common Stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have any cumulative voting rights.  Any election at a meeting of stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and all other matters are generally determined by a majority of the votes cast on the matter.  Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Company’s board of directors out of funds legally available therefor.  In the event of a liquidation, dissolution or winding up of the Company, after payment of all of the Company’s debts and liabilities, and subject to the preferential rights, if any, of any outstanding preferred stock, the holders of Common Stock are entitled to share ratably in all assets.  The Common Stock has no preemptive or conversion rights or other subscription rights, and there are no redemptive or sinking funds provisions applicable to the Common Stock.  The Company has received full payment for all outstanding shares of Common Stock and cannot require its stockholders to make further payments on the stock.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NYSE Amex rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series.  We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock.  This description will include:

•                  the title and stated value;

•                  the number of shares we are offering;

•                  the liquidation preference per share;

•                  the purchase price;

•                  the dividend rate, period and payment date and method of calculation for dividends;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                  the procedures for any auction and remarketing, if any;

•                  the provisions for a sinking fund, if any;

•                  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•                  any listing of the preferred stock on any securities exchange or market;

•                  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•                  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•                  voting rights, if any, of the preferred stock;

•                  preemptive rights, if any;

•                  restrictions on transfer, sale or other assignment, if any;

•                  whether interests in the preferred stock will be represented by depositary shares;

•                  a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•                  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.  Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult.  Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Stock Options and Warrants

As of June 11, 2009, there were 24,356,058 shares of common stock reserved for issuance under our equity compensation plans, upon exercise of outstanding warrants or upon conversion of outstanding convertible subordinated promissory notes.  Of this number, 13,317,080 shares were reserved for issuance upon exercise of outstanding options that were previously granted under our stock option plans, 275,504 shares were reserved for issuance upon exercise of options that may be granted in the future under our stock option plans, 0 shares were reserved for issuance upon exercise of outstanding warrants and 4,788,100 shares were reserved for issuance upon conversion of outstanding convertible subordinated promissory notes.

Delaware Anti-Takeover Law and Certain Charter Provisions

Delaware Section 203.  We are subject to the provisions of Section 203 of the Delaware General Corporation Law.  In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder unless:

•                  prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes a merger, asset or stock sale or other transaction resulting in financial benefit to the stockholder.  An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of a corporation’s outstanding voting stock.

Charter Provisions.  Our amended and restated certificate of incorporation includes the following provisions, among others:

•                  the authority of our board of directors to issue shares of undesignated preferred stock and to determine the rights, preferences and privileges of these shares, without stockholder approval;

•                  all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent; and

•                  the elimination of cumulative voting.

Indemnification.  Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management.  These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control.  These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal.  The provisions also are intended to discourage certain tactics that may be used in proxy fights.  However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.  Such provisions may also have the effect of preventing changes in our management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.  Its address is 3rd Floor — 510 Burrard St., Vancouver, BC V6C 3B9, and its telephone number is (604) 661-0258.  The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.  Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture.  We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture.  The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.  We have filed forms of indentures to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•                  the title;

•                  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•                  any limit on the amount that may be issued;

•                  whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•                  the maturity date;

•                  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•                  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•                  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•                  the terms of the subordination of any series of subordinated debt;

•                  the place where payments will be payable;

•                  restrictions on transfer, sale or other assignment, if any;

•                  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•                  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•                  whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•                  incur additional indebtedness;

•                  issue additional securities;

•                  create liens;

•                  pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•                  redeem capital stock;

•                  place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•                  make investments or other restricted payments;

•                  sell or otherwise dispose of assets;

•                  enter into sale-leaseback transactions;

•                  engage in transactions with stockholders and affiliates;

•                  issue or sell stock of our subsidiaries;

•                  effect a consolidation or merger;

•                  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•                  a discussion of any material United States federal income tax considerations applicable to the debt securities;

•                  information describing any book-entry features;

•                  provisions for a sinking fund purchase or other analogous fund, if any;

•                  the applicability of the provisions in the indenture on discharge;

•                  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•                  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•                  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.  If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•                  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•                  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•                  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•                  if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•                  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•                  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•                  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•                  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•                  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•                  to fix any ambiguity, defect or inconsistency in the indenture;

•                  to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•                  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•                  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•                  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•                  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•                  to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•                  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•                  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•                  extending the fixed maturity of the series of debt securities;

•                  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•                  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•                  register the transfer or exchange of debt securities of the series;

•                  replace stolen, lost or mutilated debt securities of the series;

•                  maintain paying agencies;

•                  hold monies for payment in trust;

•                  recover excess money held by the debenture trustee;

•                  compensate and indemnify the debenture trustee; and

•                  appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•                  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•                  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series.  We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.  While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.  The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants.  The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus.  We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•                  the offering price and aggregate number of warrants offered;

•                  the currency for which the warrants may be purchased;

•                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•                  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•                  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•                  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•                  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•                  the terms of any rights to redeem or call the warrants;

•                  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•                  the dates on which the right to exercise the warrants will commence and expire;

•                  the manner in which the warrant agreements and warrants may be modified;

•                  a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•                  the terms of the securities issuable upon exercise of the warrants; and

•                  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•                  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•                  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement.  We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise.  If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.  If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination.  While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units.  The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units.  We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.  See “Legal Ownership of Securities” below.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Securities issued in global form will be registered in the name of the depositary or its participants.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes.  In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•                  how it handles securities payments and notices;

•                  whether it imposes fees or charges;

•                  how it would handle a request for the holders’ consent, if ever required;

•                  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•                  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•                  if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•                  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•                  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•                  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•                  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•                  the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•                  we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•                  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•                  financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.  We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•                  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•                  if we notify any applicable trustee that we wish to terminate that global security; or

•                  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.  We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.  We may distribute securities from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•                  the name or names of the underwriters, if any;

•                  the purchase price of the securities and the proceeds we will receive from the sale;

•                  any over-allotment options under which underwriters may purchase additional securities from us;

•                  any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•                  any public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.  We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Over-allotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.  Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE Amex may engage in passive market making transactions in the common stock on the NYSE Amex in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.  Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Morrison & Foerster LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement.  Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Inovio Biomedical Corporation.  The SEC’s Internet site can be found at www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC.  You should read the information incorporated by reference because it is an important part of this prospectus.  We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-14888):

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 31, 2009;

•                  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 filed with the SEC on May 14, 2009;

•                  our Current Reports on Form 8-K filed with the SEC on February 6, 2009, March 26, 2009, March 31, 2009, April 8, 2009, May 1, 2009, May 18, 2009 and June 2, 2009 (as amended by a Form 8-K/A filed on June 16, 2009); and

•                  the description of our capital stock contained in our registration statement filed under Section 12 of the Exchange Act, as modified by our Current Report on Form 8-K filed June 18, 2009.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus.  Information in such future filings updates and supplements the information provided in this prospectus.  Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents.  Requests should be directed to: Inovio Biomedical Corporation, Attention: Investor Relations, 11494 Sorrento Valley Road, San Diego, California, 92121, telephone (858) 597-6006.

11,111,110 Units Consisting of

One Share of Common Stock and

a Warrant to Purchase Approximately 0.25 of a Share of Common Stock

PROSPECTUS SUPPLEMENT

Rodman & Renshaw

July 29, 2009